UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Orbit International Corp.
(Name of Registrant as Specified in Its Charter)

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ORBIT INTERNATIONAL CORP.
80 Cabot Court
Hauppauge, New York 11788

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Orbit International Corp.:

The 2012 Annual Meeting of Stockholders of Orbit International Corp. (the “Company”) will be held at the Sheraton Long Island, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, at 10:00 a.m., Eastern Daylight Savings Time, on June 22, 2012, for the following purposes:

1.	To elect five (5) Directors to the Board of Directors to serve until the 2013 Annual Meeting of Stockholders.

2.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.

3.	To transact such other business as may properly come before the meeting.

All stockholders are invited to attend the meeting.  Stockholders of record at the close of business on May 16, 2012, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.  Representation at the meeting in person or by proxy of at least one-third of all outstanding shares of common stock is required to constitute a quorum. A complete list of stockholders entitled to notice of, and to vote at, the meeting will be open to examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 80 Cabot Court, Hauppauge, New York 11788.

Your vote at the meeting is very important to us regardless of the number of shares you own. Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope. Returning a proxy card will not deprive you of your right to attend the annual meeting and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy card issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD JUNE 22, 2012:

THIS NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND REPORT ON FORM 10-K FOR THE PERIOD ENDING DECEMBER 31, 2011 IS AVAILABLE AT www.orbitintl.com under “Investor Relations”.

By Order of the Board of Directors

MITCHELL BINDER
President and Chief Executive Officer

Hauppauge, New York
May 17, 2012

ORBIT INTERNATIONAL CORP.
80 Cabot Court
Hauppauge, New York 11788

(631) 435-8300

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Orbit International Corp. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern Daylight Savings Time, on June 22, 2012, at the Sheraton Long Island, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, and any adjournment thereof.  This proxy material is being mailed to stockholders commencing on or about May 17, 2012.

VOTING SECURITIES; PROXIES

The Company will bear the cost of solicitation of proxies.  In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally by telefax and by telephone.  In addition to mailing copies of this material to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

One-third of the outstanding shares of the Company’s common stock, par value $.10 per share (the “Common Stock”), present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.  The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees as directors. For the ratification of EisnerAmper LLP as the independent auditors and accountants for the Company for the year ended December 31, 2012, the affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for adoption.

The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting.  Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld.  Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified.  Abstentions and broker non-votes will not affect the outcome of the election of directors.  However, because abstentions and broker non-votes are considered as being present for quorum purposes with respect to the ratification of the appointment of the independent auditors and this proposal requires the affirmative vote of the majority of the outstanding shares of common stock present and at the Annual Meeting, a broker non-vote or an absention on this proposal will have the same effect as a vote against the proposal.  A “broker non-vote” occurs when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.”  Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of NASDAQ, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, election of directors (even if not consented) and executive compensation.

All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein.  If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board’s nominees for director, FOR the ratification of the appointment of EisnerAmper LLP and in accordance with the proxy-holder’s best judgment as to any other matters raised at the Annual Meeting.

At the close of business on May 16, 2012, there were 4,637,695 shares of Common Stock outstanding and eligible for voting at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the Annual Meeting.  Only stockholders of record at the close of business on May 16, 2012, are entitled to notice of, and to vote at, the Annual Meeting.

Revocability of Proxy

A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions, or by appearing at the Annual Meeting and taking appropriate steps to vote in person.

No Dissenter’s Rights

Under Delaware law, stockholders are not entitled to dissenter’s rights of appraisal with respect to either Proposal 1 or Proposal 2.

PROPOSAL 1

ELECTION OF DIRECTORS

The bylaws of the Company provide that each director serves from the date of election until the next annual meeting of stockholders and until his successor is duly elected and qualified.  The specific number of directors is set by a resolution adopted by a majority of the entire Board of Directors.  The maximum number of directors is currently fixed at seven and the number of directors is currently six.  The Company has nominated five persons consisting of Mitchell Binder, Bernard Karcinell, Sohail Malad, Fredric Gruder and Lawrence Rainville, each a current Director, for re-election to the Board of Directors.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

The persons named in the accompanying proxy card intend to vote for the election of the nominees listed herein as directors, unless the stockholder indicates to the contrary on the proxy card.  Each nominee has consented to serve if elected.  The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

The following table sets forth certain information with respect to the nominees and executive officers of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to the section of this Proxy entitled, “Security Ownership of Certain Beneficial Owners and Management,” for information pertaining to stock ownership by the nominees and executive officers of the Company.

Name of Nominee	Age	Independent	Position

Mitchell Binder	56	No	President, Chief Executive Officer and Director

Bruce Reissman	62	No	Executive Vice President, Chief Operating Officer and Director

David Goldman	42	No	Chief Financial Officer and Treasurer

Mark Tublisky	73	No	Secretary and President of Behlman Electronics, Inc.

David Gutman	60	No	President and Chief Operating Officer of TulipDevelopment Laboratory, Inc.

Kenneth J. Ice	50	No	President and Chief Operating Officer of Integrated Combat Systems

Bernard Karcinell	73	Yes	Director

Sohail Malad	37	Yes	Director

Fredric Gruder	66	Yes	Director

Lawrence Rainville	62	Yes	Director

Biographical Information

Mitchell Binder has been President and Chief Executive Office since January 1, 2011. Prior thereto, he was Executive Vice President of the Company since 2006, Vice President-Finance from 1986 to 2006 and its Chief Financial Officer since 1983.  He has been a director of the Company since 1985.  Mr. Binder has held various positions with the Company since 1983, including Treasurer and Assistant Secretary from 1983 to March 1995. In light of Mr. Binder’s financial background and his extensive knowledge of our Company’s business developed over the course of his long career at our Company, the Board has concluded he should be re-elected to the Board of Directors.

Bruce Reissman has been Executive Vice President and Chief Operating Officer of the Company since March 1995 and a director of the Company since 1992.  Mr. Reissman has held various positions with the Company since 1975, including Vice President-Marketing from April 1988 to March 1995 and Director of Sales and Marketing from 1976 to April 1988. Mr. Reissman will be retiring from the Board of Directors at the end of the current term and will not be standing for re-election.

David Goldman has been Chief Financial Officer since January 1, 2011. Prior thereto, he was Treasurer of the Company since June 2004 and Controller since April 2003.  Prior thereto, he was Assistant Controller of Frequency Electronics, Inc., a commercial and defense electronics supplier, from April 1999 until April 2003 and Accounting Supervisor from May 1995 to April 1999.

Mark Tublisky has been Secretary of the Company since March 2003 and has been President of Behlman Electronics, Inc. since its acquisition by the Company from Astrosystems, Inc. in 1996.  Mr. Tublisky held various positions at Astrosystems, Inc. from 1969 to 1996, including General Manager of its Automatic Test Division and then as General Manager of the Behlman Division. Mr. Tublisky will retire as President of Behlman Electronics, Inc. effective May 4, 2012 but will remain as Secretary of the Company.

David Gutman has been President and Chief Operating Officer of Tulip Development Laboratory, Inc. (“TDL”) since August 2008.  Prior thereto, he was Vice President, Operations and Business Development for Aydin Displays from 2000 to 2007.

Kenneth J. Ice has been President and Chief Operating Officer of Integrated Consulting Services, Inc. d/b/a Integrated Combat Systems (“ICS”) since its acquisition by the Company on December 31, 2007.  Prior thereto, he had been Chief Executive Officer of ICS since 1995.

Bernard Karcinell has been a director of the Company since 2000.  Mr. Karcinell is a retired certified public accountant.  He performs financial advisory services to several individuals and corporations.  Prior thereto, he was a Partner at KPMG LLP and former President and CEO of Designcraft Jewel Industries and CCR Video Corp. In light of Mr. Karcinell’s extensive knowledge of and experience in accounting, auditing and financial reporting matters, the Board has concluded that Mr. Karcinell should be re-elected to the Board of Directors.

Sohail Malad has been a director of the Company since July 2007.  Since 2011, Mr. Malad has served as Senior Director for TransUnion, LLC, an information and risk management solution provider. Prior thereto, he served as a partner for Monarch Partners an advisory, investment, and development firm from 2006 through 2011.  Through Monarch Activist Partners LP (“Monarch”), Mr. Malad owned in excess of 5% of the outstanding shares of the Company until 2008. From 2004 through 2006, Mr. Malad was a consultant with the Los Angeles office of the Boston Consulting Group. In light of Mr. Malad's extensive finance background, his experience in due diligence related to merger and acquisitions, our board has concluded that Mr. Malad should be re-elected to our Board of Directors.

Fredric Gruder has been a director of the Company since March 2008.  Mr. Gruder, an attorney at law, has been a sole practitioner since December 2001. He specializes in mergers and acquisitions and corporate/securities law. He is a graduate of Yale Law School and from July 1998 through July 2006, served on the Board of Directors of Harvey Electronics, Inc., a specialty retailer and custom installer of high quality audio/video consumer electronics and home theater products. In light of Mr. Gruder’s extensive corporate and securities law background, his merger and acquisitions experience and his service on other public boards, the Board has concluded that Mr. Gruder should be re-elected to the Board of Directors.

Lawrence Rainville has been a director of the Company since December 2011. Mr. Rainville was a senior program manager for spaceborne and airborne early warning programs at Raytheon Company from 1990 until his retirement in 2009 where he led increasingly complex domestic and international programs for the US Navy, US Air Force and the United Kingdom Royal Air Force. Prior thereto, Mr. Rainville was an engineering manager at Raytheon from 1986 through 1990 in an organization formed to provide specialized computer systems to the US military.  In light of Mr. Rainville’s extensive experience in the defense industry, the Board has concluded that Mr. Rainville should be re-elected to the Board of Directors.

We believe that the nominees for our Board of Directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.  As more specifically described in such person’s individual biographies set forth above, the directors possess relevant and industry-specific experience and knowledge, which we believe enhances the Board’s ability to oversee, evaluate and direct our overall corporate strategy.

There are currently no family relationships among any of the directors or executive officers of the Company. The Company’s executive officers serve in such capacity at the pleasure of the board.

There were no legal proceedings involving the nominees to the Board of Directors in the past ten years.

Stockholder Vote Required

Election of each director requires a plurality of the votes of the shares of Common Stock present in person or requested by proxy at the meeting and entitled to vote on the election of directors.

The Board of Directors recommends a vote “FOR” the election of each of the nominees for election to the Board of Directors named above.

Information about the Board of Directors

The Board of Directors (the “Board”) held seven (7) meetings and acted two (2) times by unanimous written consent during the fiscal year ended December 31, 2011.  All directors attended at least 75% of the meetings held by the Board and by all committees of the Board with the exception of Lawrence Rainville who was elected to the Board of Directors on December 6, 2011 after all meetings in 2011 had already been held.  Pursuant to the terms of the Company’s acquisition of Integrated Combat Systems, Kenneth J. Ice, ICS’s President and Chief Operating Officer, is entitled to attend all Board meetings.

The Company's 2011 annual meeting was attended by all of the Company’s six (6) directors at that time. Attendance at the Company's annual meetings is strongly encouraged, however, is not mandatory.

Stockholders may contact the Board by mail addressed to the entire Board, or to one or more individual directors, at 80 Cabot Court, Hauppauge, New York 11788, Attn: Secretary. All communications directed to the Board or individual directors in this manner will be relayed to the intended recipients.

Board Leadership

The Board has no formal policy with respect to separation of the positions of Chairman and Chief Executive Officer or with respect to whether the Chairman should be a member of management or an independent director, and believes that these are matters that should be discussed and determined by the Board from time to time. Currently, we do not have a Chairman of the Board of Directors.

Risk Management

The Board believes that risk management is an important component of the Company’s corporate strategy. While the Board assesses specific risks at its committee levels, the Board, as a whole, oversees our risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through its interactions with management and committee reports about risks we face in the course of our business including economic, financial, operational, legal and regulatory risks.

Committees of the Board of Directors

The Board has established an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee to assist it in the discharge of its responsibilities.  The principal responsibilities of each committee and the members of each committee are described below.  Actions taken by any committee of the Board are reported to the Board.

Audit Committee

The Audit Committee of the Board currently consists of Bernard Karcinell, Sohail Malad and Fredric Gruder. The Board annually reviews the NASDAQ Stock Market listing requirement standards for Audit Committee membership and has determined that all members of the Audit Committee meet all NASDAQ Stock Market listing standards for Audit Committee membership, and are independent as defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ Stock Market listing standards. The Board has determined that Bernard Karcinell is an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission (“SEC”).  The Audit Committee held five (5) meetings during the fiscal year ended December 31, 2011.  Each year it recommends the appointment of a firm of independent public accountants to examine the financial statements of the Company and its subsidiaries for the coming year.  In making this recommendation, it reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries.  The Audit Committee reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants’ examination of the financial statements, results of those audits, their fees and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations.  It also meets with the Company’s Chief Financial Officer to review reports on the functioning of the Company’s programs for compliance with its policies and procedures regarding ethics and those regarding financial controls.  The Audit Committee is also prepared to meet at any time upon request of the independent public accountants or the Chief Financial Officer to review any special situation arising in relation to any of the foregoing subjects.  Pursuant to the rules mandated by the SEC and the NASDAQ listing standards, as amended, the Board has adopted an Audit Committee Charter which sets forth the composition of the Audit Committee, the qualifications of Audit Committee members and the responsibilities and duties of the Audit Committee.  A copy of the Audit Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.  A copy of the Audit Committee Charter is available at www.orbitintl.com.  Select the “Investor Relations” button.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was formed in March 2003 and held one (1) meeting during the fiscal year ended December 31, 2011 and currently consists of Bernard Karcinell, Sohail Malad, Fredric Gruder and Lawrence Rainville, each of whom is independent as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market listing standards. The Committee evaluates the appropriate size of the Board, recommends a change in the composition of members of the Board to reflect the needs of the business, interviews prospective candidates and formally proposes the slate of directors to be elected at each Annual Meeting of Stockholders.  A copy of the Nominating and Corporate Governance Committee’s charter accompanies the Company’s proxy statement filed on April 28, 2004 as Appendix A thereto.

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above.  The Nominating and Corporate Governance Committee annually reviews and makes recommendations regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board, consistent with applicable regulatory requirements.

The Nominating and Corporate Governance Committee believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our stockholders. The Nominating and Corporate Governance Committee will consider criteria including the nominee’s current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in existing independence requirements of the SEC, the business, scientific or engineering experience currently desired on the Board, geography, the nominee’s industry experience, and the nominee’s general ability to enhance the overall composition of the Board.

The Nominating and Corporate Governance Committee does not have a formal policy on diversity; however, in recommending directors, the Board considers the specific background and experience of the Board members and other personal attributes in an effort to provide a diverse mix of capabilities, contributions and viewpoints which the Board believes enables it to function effectively as the Board of Directors of a company with our size and nature of its business.

Although the Nominating and Corporate Governance Committee has not established minimum qualifications for director candidates, it will consider, among other factors:

●	Broad experience; diversity,

●	Judgment, skill, and integrity,

●	Understanding of the Company’s business environment,

●	Experience with businesses and other organizations of comparable size,

●	Ability to make independent analytical inquiries,

●	The interplay of the candidate’s experience with the experience of other Board members,

●	The extent to which the candidate would be a desirable addition to the Board and any committees of the Board,

●	Willingness to devote adequate time to the Board, and

●	Whether a particular candidate is independent under the NASDAQ Stock market listing standards.

The Nominating and Corporate Governance Committee will consider all director candidates recommended by stockholders. Any stockholder who desires to recommend a director candidate may do so in writing, giving each recommended candidate’s name, biographical data and qualifications, by mail addressed to the Chairman of the Nominating and Corporate Governance Committee, in care of Orbit International Corp., 80 Cabot Court, Hauppauge, New York 11788.  A written statement from the candidate consenting to being named as a candidate and, if nominated and elected, to serve as a director, must accompany any stockholder recommendation.  Members of the Nominating and Corporate Governance Committee will assess potential candidates on a regular basis.

Compensation Committee

The Compensation Committee of the Board currently consists of Fredric Gruder, Bernard Karcinell, Sohail Malad and Lawrence Rainville, each of whom is independent as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market listing standards.   The Compensation Committee met from time to time on an informal basis during the fiscal year ended December 31, 2011. The Committee makes recommendations to the Board as to the salary of the Chief Executive Officer, sets the salaries of the other elected officers and reviews salaries of certain other senior executives.  It grants incentive compensation to elected officers and other senior executives and reviews guidelines for the administration of the Company’s incentive programs.  The Compensation Committee also reviews and approves or makes recommendations to the Board on any proposed plan or program which would benefit primarily the senior executive group.  The Compensation Committee also reviews and approves financial measures and targets for annual incentive plans under employment agreements for the three senior executive officers of the Company. A copy of the Compensation Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary. A copy of the Compensation Committee Charter is available at www.orbitintl.com. Select the “Investor Relations” button.

Corporate Governance

General

In furtherance of our Board’s goals of providing effective governance of our business and affairs for the long-term benefit of our stockholders and promoting a culture and reputation of the highest ethics, integrity and reliability, our Board of Directors has adopted the following corporate governance measures:

•	Charters for our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, as described above;
•	Code of Ethics; and
•	Employee Whistle Blower Policy.

The Audit Committee Charter, Compensation Committee Charter, Code of Ethics and Employee Whistle Blower Policy are available, free of charge, on the Company’s website at www.orbitintl.com and in print upon written request to the Company’s address to the attention of the Secretary. The information on our website is not a part of this Proxy Statement.

Code of Ethics

The Board of Directors has adopted a Code of Ethics, which applies to all directors, officers and employees, including the Company’s principal executive officer and principal financial officer.  The Code of Ethics addresses, among other things:

•	Ethical business conduct;
•	Compliance with legal requirements;
•	Confidentiality of our business information;
•	Use of property;
•	Avoidance of conflicts of interest;
•	Conduct of our accounting operations, preparation of financial reports, and making of public disclosures; and
•	Reporting of any violation of law or the Code of Ethics, unethical behavior, improper or questionable accounting or auditing, or inaccuracy in our financial reports or other public disclosures.

Whistle Blower Policy

The Audit Committee has adopted a Whistle Blower Policy that governs the receipt, retention and treatment of complaints received by us regarding accounting, internal controls, auditing matters and questionable financial practices. The Whistle Blower Policy is designed to protect the confidential, anonymous submission by our employees of any concerns that they may have regarding questionable accounting or auditing matters. The Whistle Blower Policy permits the reporting of those concerns by various means, including email, letter, or telephone. Complaints will be reviewed under the Audit Committee’s direction, with oversight by the Chairman of the Audit Committee, Compliance Officer or such other persons as the Audit Committee determines to be appropriate.

Policies and Procedures Regarding Related Party Transactions

The Company has established conflict of interest policies, to which all directors, executive officers and key employees are subject. They are required to disclose to the Company’s Chief Compliance Officer in writing each outside relationship, activity and interest that creates a potential conflict of interest. All directors, executive officers and other key employees are required to disclose in writing each year whether they are personally in compliance with such policy. In addition each director and executive officer is required to complete an annual questionnaire which calls for disclosure of any transactions in which the Company is or is to be a participant, on the one hand, and in which such director or executive officer or any member of his family has a direct or indirect material interest, on the other. The Board of Directors is of the opinion that these procedures are sufficient to allow for the review, approval or ratification of any transactions with related persons that would be required to be disclosed under applicable SEC rules.

Complaint Procedure; Communications with Directors

The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and respond to complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place. Any employee of the Company may report concerns regarding these matters in the manner specified in the Company’s Whistle Blower Policy which is posted at the Company’s Hauppauge facility. A printed copy of the Company’s Whistle Blower Policy will be provided to any stockholder upon request to the Company at 80 Cabot Court, Hauppauge, New York 11788, or by telephone (631) 435-8300.

Stockholders and any other parties interested in communicating directly with the non-management directors of the Company as a group may do so by writing the Secretary of Orbit International Corp., 80 Cabot Court, Hauppauge, New York 11788. Any communications must state the number of shares of the Company owned by such stockholder.

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. EisnerAmper LLP (“EisnerAmper”), the Company’s independent registered public accounting firm, is responsible for conducting an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements based upon the audit. The Audit Committee is responsible for overseeing the conduct of these activities by management and EisnerAmper.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements and the adequacy of financial controls with management and EisnerAmper. The Audit Committee also has discussed with EisnerAmper the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from EisnerAmper required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communication and has discussed with EisnerAmper their firm’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Members of the Audit Committee

BERNARD KARCINELL
SOHAIL MALAD
FREDRIC GRUDER

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, with respect to the Company’s fiscal years ended December 31, 2011, December 31, 2010, and December 31, 2009, all compensation earned by each person who is required to be listed pursuant to Item 402(m)(2) of Regulation S-K.

Name and Principal Position	Year	Salary ($)	Bonus($)	Stock Awards* ($)(1)(2)	Option Awards* ($)		Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Mitchell Binder(6)	2011	340,251	0	0	0		149,500	31,540	521,291
President and Chief	2010	318,000	0	15,000	0		0	33,830	366,830
Executive Officer	2009	300,600	0	14,998	31,237	(3)	46,217	34,050	427,102

Bruce Reissman	2011	389,300	0	0	0		32,800	31,765	453,865
Executive Vice President,	2010	389,300	0	34,997	0		0	35,946	460,243
Chief Operating Officer	2009	389,300	0	36,937	0		34,064	34,427	494,728

David Goldman(7)	2011	150,000	0	0	0		34,300	16,898	201,198
Chief Financial Officer	2010	119,500	4,000	0	0		0	12,838	136,338
and Treasurer	2009	115,150	4,000	0	0		0	11,187	130,337

Mark Tublisky(8)	2011	219,421	0	0	0		61,032	17,517	297,970
Secretary (President,	2010	213,030	0	0	0		33,105	16,601	262,736
Behlman Electronics, Inc.)	2009	205,330	0	0	0		33,123	14,884	253,337

David Gutman	2011	207,538	0	0	0		0	16,930	224,468
President, TDL	2010	201,154	0	0	0		6,324	20,201	227,679
	2009	200,000	0	0	0		23,400	24,212	247,612

*These columns represent the grant date fair value of the awards as calculated in accordance with FASB ASC 718 (Stock Compensation). Pursuant to SEC rule changes effective February 28, 2010, we are required to reflect the total grant date fair values of the option grants in the year of grant, rather than the portion of this amount that was recognized for financial statement reporting purposes in a given fiscal year, which was required under the prior SEC rules, resulting in a change to the amounts reported in prior Proxy Statements.

(1)
In March 2009, Messrs. Reissman and Binder received 16,272, and 6,607, respectively, shares of Common Stock, valued at $2.27 per share, pursuant to a Long Term Incentive Plan (“LTIP”).  The shares vest ratably each December 31 over a three year period for Reissman and over a two year period for Binder, provided each officer is still employed, and are subject to acceleration for death, disability, termination without cause, resignation with good reason, non-renewal or change in control.

(2)
In April 2010, Messrs. Reissman and Binder received 9,510, and 4,076, respectively, shares of Common Stock, valued at $3.68 per share, pursuant to a Long Term Incentive Plan (“LTIP”).  The shares vest ratably each December 31 over a three year period provided each officer is still employed, and are subject to acceleration for death, disability, termination without cause, resignation with good reason, non-renewal or change in control.

(3)
On February 13, 2009, 112,500 of Mr. Binder’s stock options at an exercise price of $1.92 per share, which were scheduled to expire on March 27, 2010, were cancelled by the Compensation Committee.  On the same date, the Compensation Committee granted to Mr. Binder 85,000 stock options at an exercise price of $2.00 per share, which are scheduled to expire on February 12, 2015.  The vesting schedule of the option is as follows:  one-sixth vested on February 13, 2009 and one-sixth vests on February 13 of each year thereafter through 2014.

(4)	Non-Equity Incentive Plan Compensation consists of the accrued incentive bonus on pre-tax income as defined in each executive’s employment agreement.

(5)	See the “All Other Compensation Table” below for additional information.

(6)	Mr. Binder was named President and Chief Executive Officer as of January 1, 2011. Prior thereto, Mr. Binder was Executive Vice President since 2006 and Chief Financial Officer since 1983.

(7)	Mr. Goldman was named Chief Financial Officer as of January 1, 2011. Prior thereto, Mr. Goldman was Treasurer since 2004 and Controller since 2003.

(8)	Mr. Tublisky will retire as President of Behlman Electronics, Inc., effective May 4, 2012, Ronald Storm, Behlman’s Vice President of Sales and Marketing, will assume the role of President.

All Other Compensation Table

The following table describes each component of the “All Other Compensation” in the Summary Compensation Table set forth above.

Name of Executive		401(K) Plan Contributions	Life Insurance Premiums	Car Lease/ Car Usage	Long Term Disability Premium	Long Term Care Premium	Medical Reimb Plan	Total
	2011	$4,900	$4,450	$12,576	$4,798	-	$4,816	$31,540
	2010	$4,900	$4,450	$12,617	$4,798	$3,021	$4,044	$33,830
M.Binder	2009	$5,135	$4,450	$13,068	$4,798	$3,021	$3,578	$34,050
	2011	$4,900	$6,650	$12,144	$3,593	$4,478	-	$31,765
	2010	$4,900	$6,650	$12,144	$3,730	$4,478	$4,044	$35,946
B.Reissman	2009	$4,900	$6,650	$11,091	$3,730	$4,478	$3,578	$34,427
	2011	$3,000	-	$6,000	$504	-	$7,394	$16,898
	2010	$2,390	-	$5,900	$504	-	$4,044	$12,838
D. Goldman	2009	$2,305	-	$4,800	$504	-	$3,578	$11,187
	2011	$4,301	-	$8,400	-	-	$4,816	$17,517
	2010	$4,257	-	$8,300	-	-	$4,044	$16,601
M.Tublisky	2009	$4,106	-	$7,200	-	-	$3,578	$14,884
	2011	$4,297	-	$11,313	-	-	$1,320	$16,930
	2010	$3,334	-	$15,547	-	-	$1,320	$20,201
D. Gutman	2009	$3,372	-	$19,520	-	-	$1,300	$24,192

Grants of Plan-Based Awards in 2010

In April 2010, Messrs. Binder and Reissman received 9,510, and 4,076, respectively, shares of Common Stock, valued at $3.68 per share, pursuant to a Long Term Incentive Plan (“LTIP”).  The shares vest ratably each December 31 over a three year period provided each officer is still employed, and are subject to acceleration for death, disability, termination without cause, resignation with good reason, non-renewal or change in control.

Employment Agreements

The full texts of the Employment Agreements for Mitchell Binder and Bruce Reissman are filed as Exhibits to the Company’s Current report on Form 8-K for August 22, 2011 and December 11, 2007, respectively, and are incorporated by reference.  The following discussion provides a summary of the material terms of the Company’s Employment Agreements with Messrs. Binder and Reissman, which discussion is qualified in its entirety by reference to the entire text of the Employment Agreements.

The Binder Employment Agreement

On August 22, 2011, the Company entered into an employment agreement with Mitchell Binder, its Chief Executive Officer and President (the "Binder Employment Agreement"). The following discussion provides a summary of the material terms of the Binder Employment Agreement, which discussion is qualified in its entirety by reference to the entire text of the Binder Employment Agreement.

The Binder Employment Agreement provides for an annual base salary of $349,000 ("Base Salary"). The term of the agreement is from June 1, 2011 to December 31, 2014 (the "Term").  Mr. Binder is eligible to participate in an executive annual incentive plan ("AIP") that is approved by the Company's Compensation Committee.  Pursuant to such AIP, for each year during the Term, Mr. Binder could receive up to 150% of his Base Salary, with an annual target incentive of 50% of Base Salary, based on the satisfaction of certain objectives approved by the Board each year during the Term. In addition, Mr. Binder may be awarded discretionary bonuses during the Term by the Company’s Compensation Committee, at its sole discretion. Mr. Binder is entitled to receive other benefits under his employment agreement, including vehicle expenses, and is entitled to participate in employee and/or executive benefit plans on the same basis as these benefits are made to other senior company executives. During the Term, the Company maintains life insurance on Mr. Binder in the amount of one million dollars.

If the Company; (i) decides not to extend the agreement beyond the Term, (ii) terminates Mr. Binder without Cause, (iii) Mr. Binder resigns for Good Reason (as those terms are defined in the Employment Agreement), (iv) the Company sells all or substantially all of its assets and the Employment Agreement is not expressly assumed by the purchaser or (v) the Employment Agreement does not remain an obligation of the Company or its successor in any merger, consolidation or other similar agreement, Mr. Binder shall be entitled to receive a severance amount equal to 2.65 multiplied by his Base Salary (which, for purposes of the calculation of the severance amount, shall be reduced by $50,000 on December 31, 2012 and by an additional reduction of $50,000 on each December 31 thereafter). In addition, all non-vested shares or options shall accelerate and vest on the date of termination and health insurance coverage will be provided for two years after termination.

Mr. Binder is subject to certain non-competition and non-solicitation provisions in his employment agreement, which extend for a period of two years following the termination of the Term of Mr. Binder's employment with the Company.

The Reissman Employment Agreement

On December 14, 2007, the Company entered into an employment agreement with Bruce Reissman, the Chief Operating Officer and Executive Vice President (the "Reissman Employment Agreement"). The term of the agreement was extended through July 31, 2012.  The following discussion provides a summary of the material terms of the Reissman Employment Agreement, which discussion is qualified in its entirety by reference to the entire text of the Reissman Employment Agreement.

The Reissman Employment Agreement provides for an annual base salary of $389,300 ("Base Salary").  The term of the agreement was for three years commencing on January 1, 2008 (the “Term").  The term of the agreement was extended through July 31, 2012. Mr. Reissman is eligible to participate in an executive annual incentive plan ("AIP") that is approved by the Company’s Compensation Committee.  Pursuant to such AIP, for each year during the Term, Mr. Reissman could receive up to 52.5% of his Base Salary, with an annual target incentive of 35% of Base Salary, based on the satisfaction of certain financial and strategic objectives approved by the Board each year during the Term. Mr. Reissman shall also be eligible to participate in an executive long term incentive plan  ("LTIP") that is approved by the Board under which Mr. Reissman would  be entitled to receive cash, shares or options (with a three year vesting schedule)  to  purchase  the Company's stock  with a value of $37,500 annually during  the  Term. In addition, Mr. Reissman may be awarded an annual discretionary bonus ("Bonus") during the Term by the Company's Compensation Committee, at its sole discretion. Mr. Reissman is entitled to receive other benefits under his employment agreement including reimbursement of vehicle expenses. During the Term, the Company shall maintain life insurance on Mr. Reissman in the amount of one million dollars.

If the Company; (i) decides not to extend the agreement beyond the Term, (ii) terminates Mr. Reissman without Cause, (iii) Mr. Reissman resigns for Good Reason (as those terms are defined in the Employment Agreement), (iv) the Company sells all or substantially all of its assets and the Employment Agreement is not expressly assumed by the purchaser or (v) the Employment Agreement does not remain an obligation of the Company or its successor in any merger, consolidation or other similar agreement, Mr. Reissman shall be entitled to receive a severance amount equal to 2.65 multiplied by his Base Salary. In addition, all non-vested shares or options shall accelerate and vest on the date of termination and health insurance coverage will be provided for two years after termination.

Mr. Reissman is entitled to participate in the Company's executive benefit programs and is  subject  to  certain  non-competition and non-solicitation provisions in his employment agreement, which extend for a period of three years following the termination of the Term of Mr. Reissman's employment with the Company.

Outstanding Equity Awards at Fiscal Year End 2011

The table on the following page summarizes, for each of the executive officers named in the Summary Compensation Table, grants of stock options and restricted stock outstanding at December 31, 2011. The market value of the stock awards is based on the closing market price of our stock on December 31, 2011 which was $3.66.

Outstanding Equity Awards at Year-End
		Option Awards					Stock Awards (A)(B)(C)
	Option Grant Date	# Exercisable		# Unexercisable	Option Exercise Price	Option Expiration Date	Stock Award Date	Number of Shares Not Vested	Market Value Not Vested	Equity Incentive Plan Awards	Value of Unearned Shares
M. Binder	7/29/2003	31,250		-	$4.51	7/29/2013	-	-	-	-	-
	6/25/2004	31,250		-	$5.96	6/25/2014	-	-	-
	2/13/2009	40,398	(D)	42,500	$2.00	2/13/2014	-	-	-
							10/13/2004	28,125	$103,000
							3/11/2009	2,202	$8,000
							4/13/2010	2,717	$10,000
B. Reissman	7/29/2003	31,250		-	$4.51	7/29/2013	-	-	-	-	-
	6/25/2004	31,250		-	$5.96	6/25/2014	-	-	-	-	-
							-	-	-	-	-
							10/13/2004	28,125	$103,000
							3/11/2009	5,424	$20,000
							4/13/2010	6,340	$23,000
D. Goldman	6/27/2003	3,000		-	$3.70	6/27/2013	-	-	-	-	-

M. Tublisky	7/29/2003	8,438		-	$4.51	7/29/2013	-	-	-	-	-

D. Gutman	-	-		-	-	-	-	-	-	-	-

(A)
In October 2004, each of Messrs. Reissman and Binder received 93,750 shares of Common Stock, valued at $5.32 per share, the fair market value of the stock on the date of grant.  The shares were awarded as a retention award to remain with the Company for ten years.  The shares are held in escrow, subject to forfeiture and vest over ten years.  The shares vest provided each officer is still employed, and are subject to acceleration for death, disability, termination without cause, resignation with good reason, non-renewal or a change of control (as defined in the Stock Escrow Agreement), as follows: (i) 28,125 shares, which vested at October 13, 2007 and (ii) 9,375 shares, which vest each year for the years October 13, 2008 through October 13, 2014.

(B)
In March 2009, Messrs. Reissman and Binder received 16,272, and 6,607, respectively, shares of Common Stock, valued at $2.27 per share, pursuant to a Long Term Incentive Plan (“LTIP”).  The shares vest ratably each December 31 over a three year period, provided each officer is still employed, and are subject to acceleration for death, disability, termination without cause, resignation with good reason, non-renewal or change in control.

(C)
In April 2010, Messrs. Reissman and Binder received 9,510, and 4,076, respectively, shares of Common Stock, valued at $3.68 per share, pursuant to a LTIP.  The shares vest ratably each December 31 over a three year period, provided each officer is still employed, and are subject to acceleration for death, disability, termination without cause, resignation with good reason, non-renewal or change in control.

(D)
On February 13, 2009, 112,500 of Mr. Binder’s stock options at an exercise price of $1.92 per share, which were scheduled to expire on March 27, 2010, were cancelled by the Compensation Committee.  On the same date, the Compensation Committee granted to Mr. Binder 85,000 stock options at an exercise price of $2.00 per share, which are scheduled to expire on February 12, 2015.  The vesting schedule of the option is as follows:  one-sixth vested on February 13, 2009 and one-sixth vests on February 13 of each year thereafter through 2014.

Option Exercises and Stock Vested

This table provides information about any options that were exercised or any stock that vested in 2011.

	Option Awards		Stock Awards
Name of Executive	# of Shares Acquired on Exercise	Value Realized on Exercise	# of Shares Acquired on Vesting	Value Realized on Vesting

M. Binder	-	-	12,936	$49,335
B. Reissman	-	-	19,811	$75,804
D. Goldman	-	-	916	$3,472
M. Tublisky	-	-	1,083	$4,105
D. Gutman	-	-	833	$3,157

Compensation of Directors

Directors of the Company who are not employed by the Company received director fees of $3,750 per quarter ($15,000 per annum).  Beginning January 1, 2012, director fees increased to $5,000 per quarter ($20,000 per annum). Employee directors are not compensated for services as a director.  All directors are reimbursed for expenses incurred on behalf of the Company.  The following table sets forth compensation earned or paid to each non-employee director during 2011:

Name	Fees Earned or Paid in Cash	Stock Awards	Stock Option Awards	Non-Equity Incentive Plan Comp.	All Other Compensation	Total

Bernard Karcinell(1)	$18,000	-	-	-	-	$18,000
Sohail Malad(1)	$18,000	-	-	-	-	$18,000
Fredric Gruder(1)	$19,500	-	-	-	-	$19,500
Lawrence Rainville(2)	$1,019	-	-	-	-	$1,019

(1)
In October 2010, the Company formed a Special Transaction Committee of the Board of Directors to oversee, directly evaluate and, if appropriate, implement a potential strategic transaction. Fees earned include compensation paid to members of the Special Transaction Committee in February 2011. The Special Committee was disbanded in February 2011 by a resolution of the Board of Directors.

(2)	Mr. Rainville was elected to the Board of Directors on December 6, 2011.

As of December 31, 2011, each person that served as a director during 2011 held the following outstanding options to purchase shares of Common Stock:

Name	Number of Securities Underlying Outstanding Options	Option Exercise Price ($)	Option Grant Date

Bernard Karcinell	520	3.01	6/28/02

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is responsible for determining the compensation of executive officers of the Company, as well as compensation awarded pursuant to the Company’s Plans (defined below).

Messrs. Gruder, Karcinell and Malad served on the Compensation Committee during 2011, with Mr. Gruder serving as Chairman. Mr. Rainville was added to the Compensation Committee in 2012.

No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2012, certain information with respect to persons known by the Company to be the beneficial owners of more than 5% of the Common Stock.

	Beneficial Ownership of Common Stock

Name and Address	Number of Shares	Percentage of Class
Elkhorn Partners Limited Partnership (1)	721,530	15.6%
222 Skyline Drive
Elkhorn, NE 68022

Dennis Sunshine (2)	424,510	9.2%
35 Kettlepond Road
Jericho, NY 11753

Atlas Capital Management (3)	236,350	5.1%
8214 Westchester Drive, Suite 650 Dallas, TX 75225

(1)	Based on a Form 4 filed by Elkhorn Partners Limited Partnership with the SEC on October 6, 2011.
(2)	Based on a Form 4 filed by Dennis Sunshine with the SEC on March 13, 2012.
(3)	Based on a Schedule 13G filed by Atlas Capital Management with the SEC on February 10, 2012.

Ownership by Directors and Executive Officers

The following table sets forth, as of April 15, 2012, information concerning the beneficial ownership of Common Stock by each director, each of the executive officers named in this proxy statement and all current directors and executive officers as a group.  Under rules of the SEC, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities.  Each person reflected in the table below has both sole voting and investment power with respect to the shares included in the table, except as described in the footnotes below.

Name of Beneficial Owner**	Number of Shares Owned Directly or Indirectly	Shares Subject to Exercisable Options		Total	Percent of Class (3)

Mitchell Binder, President and
Chief Executive Officer (1)	110,063	117,065	(1)	227,128	4.8%

Bruce Reissman, Executive Vice
President, Chief Operating Officer (2)	431,273	62,500		493,773	10.5%

David Goldman, Chief
Financial Officer and Treasurer	3,750	3,000		6,750	*

Mark Tublisky, Secretary	6,350	8,438		14,788	*

David Gutman, President,
Chief Operating Officer, Tulip
Development Laboratory, Inc.	2,500	-		2,500	*

Kenneth Ice, President
Chief Operating Officer
Integrated Combat Systems	145,746	-		145,746	3.1%

Bernard Karcinell, Director	7,124	520		7,644	*

Sohail Malad, Director	0	0		0	*

Fredric Gruder, Director	0	0		0	*

Lawrence Rainville, Director	0	0		0	*

All officers and directors as a group (10 persons)	706,806	191,523		898,329	18.6%

*	Less than one percent
**	Address is c/o Orbit International Corp., 80 Cabot Court, Hauppauge, New York 11788
(1)	Includes 29,483 restricted shares subject to forfeiture. Does not include options to purchase 28,333 shares of Common Stock not currently exercisable.
(2)	Includes 31,295 restricted shares subject to forfeiture.
(3)
Based on 4,637,695 shares issued and outstanding as of May 16, 2012. Except as otherwise noted in the footnotes to this table, the named person owns directly and exercises sole voting and investment power over the shares listed as beneficially owned by such person. Includes any securities that such person has the right to acquire within sixty days pursuant to options, warrants, conversion privileges or other rights.

PROPOSAL 2

INDEPENDENT ACCOUNTANTS

Ratification of Appointment of Auditors

The Board, upon the recommendation of the Audit Committee, has appointed EisnerAmper LLP (“EisnerAmper”) as independent accountants for the Company to audit the books and accounts of the Company for the current fiscal year ending December 31, 2012.

On August 16, 2010, the Audit Committee engaged EisnerAmper to serve as the Company’s new independent registered public accounting firm, after it was notified on August 16, 2010 that Amper, Politziner and Mattia, LLP (“Amper”), an independent registered public accounting firm, would not be able to stand for re-appointment because it combined its practice on that date with that of Eisner LLP (“Eisner”) to form EisnerAmper, an independent registered public accounting firm.  The Company previously filed Form 8-K on August 18, 2010 acknowledging this change.

           In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2009 and through August 16, 2010, there were (i) no disagreements between the Company and Amper on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Amper, would have caused Amper to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year or for any reporting period since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in item 304(a)(1)(v) of Regulation S-K.

Representatives of EisnerAmper are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so. If the stockholders do not ratify the appointment of this firm, the appointment of another firm of independent certified public accountants will be considered by the Board of Directors.  Even if the selection is ratified, the Audit Committee may, in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that doing so is in the best interests of the Company and its stockholders.

Audit Fees and Audit Related Fees

In accordance with the Audit Committee’s charter and pursuant to SEC rules, the Audit Committee reviewed all services performed by EisnerAmper, LLP for the Company in its fiscal years ended December 31, 2011 and 2010, within and outside the scope of their quarterly and annual auditing function. The aggregate fees billed and to be billed by the Company’s independent auditors for each of the last two fiscal years are as follows:

	December 31, 2011	December 31, 2010

Audit fees - Amper, Politziner & Mattia, LLP	$-	$64,000

Audit fees - EisnerAmper LLP	$245,000	$173,000

Tax fees – EisnerAmper LLP	$39,000	$34,000

All other fees – McGladrey & Pullen, LLP	$-	$9,000

Audit fees consist of fees related to professional services rendered during 2011 and 2010 in connection with the audit of our annual financial statements, the review of interim financial statements included in each of our Quarterly Reports on Form 10-Q, and other professional services provided by our registered public accounting firm in connection with statutory or regulatory filings or engagements.

Audit Committee Pre-Approval Policy

EisnerAmper and Amper were retained to audit the consolidated financial statements for the years ended December 31, 2011 and 2010. In addition, EisnerAmper and Amper were retained to provide other auditing and advisory services in the 2011 and 2010 fiscal years. EisnerAmper and Amper have to maintain objectivity and independence in their audit of the financial statements. To minimize relationships that could appear to impair the objectivity of EisnerAmper and Amper, the Audit Committee has restricted the non-audit services that EisnerAmper and Amper may provide to primarily tax services and merger and acquisition due diligence and audit services, and has determined that we would obtain even these non-audit services from EisnerAmper and Amper only when the services offered by EisnerAmper and Amper are more effective or economical than services available from other service providers.

The Audit Committee also has adopted policies and procedures for pre-approving all non-audit work performed by EisnerAmper and Amper or any other accounting firms. Specifically, the audit committee has pre-approved the use of EisnerAmper and Amper for specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that are requested of EisnerAmper and Amper. In each case, the Audit Committee has also set a specific annual limit on the amount of such services which we would obtain from EisnerAmper and Amper, and has required management to report the specific engagements to the Committee on a quarterly basis and to obtain specific pre-approval from the Audit Committee for all engagements.

The Board of Directors deems the ratification of the appointment of EisnerAmper LLP as the auditors for the Company to be in the Company’s best interest and recommends a vote “FOR” such ratification.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company.  Officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equities are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file.  To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with except for the following: one report filed on Form 4 on September 7, 2011 by Mr. Dennis Sunshine to report sales of stock and one report filed on Form 4 on January 27, 2012 by Mr. Bruce Reissman to report the sale of stock.

STOCKHOLDER PROPOSALS

No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless such person (a) is a record beneficial owner of at least 1% or $2,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with such person’s name, address, the number of shares held by such person and the dates upon which such person acquired such shares with documentary support for a claim of beneficial ownership and a statement that such person intends to continue to hold the shares through the date of the meeting, (c) notifies the Company of such person’s intention to appear personally at the meeting or by a qualified representative under Delaware law to present such person’s proposal for action, and (d) submits such person’s proposal timely.  A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders will be submitted timely only if the proposal has been received at the Company's executive offices at 80 Cabot Court, Hauppauge, New York 11788 no later than February 22, 2013.  If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

Even if the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words including any accompanying statement.  A supporting statement is required if requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the SEC's rules relating to the solicitation of proxies.  The Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy if the foregoing eligibility or procedural requirements are not met or some other bases such as the proposal deals with a matter relating to the Company’s ordinary business operations.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

As permitted by applicable law, only one copy of this proxy statement and annual report is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement or the Company's annual report.

The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement and/or the Company's annual report to any stockholder residing at an address to which only one copy of either such document was mailed. Requests for additional copies should be directed to the Company’s Secretary, at the Company’s corporate offices at Orbit International Corp., 80 Cabot Court, Hauppauge, New York 11788, or by telephone at (631) 435-8300.

Stockholders who share an address can request the delivery of separate copies of future proxy statements or the Company's annual report upon written request which should be directed to the Company’s Secretary, at the Company’s corporate offices at Orbit International Corp., 80 Cabot Court, Hauppauge, New York 11788 or by telephone at (631) 435-8300.

Stockholders who share an address can request the delivery of a single copy of this proxy statement or a single copy of the Company's annual report upon written request. Such request should be directed to the Company’s Secretary, at the Company’s corporate offices at Orbit International Corp., 80 Cabot Court, Hauppauge, New York 11788 or by telephone at (631) 435-8300.

AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are available at www.orbitintl.com.  Instead of receiving future copies of our Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K by mail, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents.  Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting.  If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH.  WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, ORBIT INTERNATIONAL CORP., 80 CABOT COURT, HAUPPAUGE, NEW YORK 11788.

ORBIT INTERNATIONAL CORP.
Annual Meeting of Stockholders - June 22, 2012
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder in Orbit International Corp. (the “Corporation”) hereby constitutes and appoints Mitchell Binder and Mark Tublisky and each of them, his/her/its true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Sheraton Long Island, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on Friday, June 22, 2012, at 10:00 a.m., Eastern Daylight Savings Time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE FOR DIRECTORS AND FOR PROPOSAL 2.

(Continued and to be signed and dated on the other side)

☒ Please mark your votes as this example

The Directors recommend a vote FOR Proposal 1

1.	Election of Directors	FOR All nominees	WITHHOLD AUTHORITY
		listed (except as marked	to vote for all
		to the contrary, see	nominees listed
		instruction below)	at left

Mitchell Binder, Bernard Karcinell, Sohail Malad, Fredric Gruder and Lawrence Rainville	☐	☐

INSTRUCTION:  To withhold authority to vote for any individual nominee, draw a line through the name of the nominee above.

The Directors recommend a vote FOR Proposal 2

2.	Proposal to ratify EisnerAmper LLP
	as independent auditors.	For	Against	Abstain

		☐	☐	☐

3.	The above named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Dated	, 2012

Signature(s)

Signature(s)

Please sign exactly as your name appears on the stock certificate and return this proxy immediately in the enclosed stamped self-addressed envelope.